Exhibit 10.5

                     ASSETS  AND  SHARE  EXCHANGE  AGREEMENT


THIS  ASSETS  AND  SHARE  EXCHANGE  AGREEMENT  is  dated the 2nd of April, 2001.


BETWEEN  : CHANGZHOU  BROADWAY  GROUP  CO.  LTD,  whose  address  is No. 15,
           Huangshan  Road,  New  District,  Changzhou,  Jiangsu,  China.
           (  hereinafter  referred  to  as  "  OLD  CHANGZHOU  "  ),

AND  :     CHANGZHOU  BROADWAY  BUSINESS  DEVELOPMENT CO. LTD, with its business address at 5th floor, Tianan Industrial Village, New District, Changzhou, Jiangsu, China.
           (  hereinafter  referred  to  as  "  NEW  CHANGZHOU  "  ).

WHEREAS : OLD CHANGZHOU has established a reputable real estate development business with sizeable assets, and it now wishes to transfer some of its assets into another real estate development company with aggressive management skills, in exchange for majority control of such a company.

WHEREAS : NEW CHANGZHOU is a newly formed company that has an aggressive management team to take real estate projects to high levels within China, and it now wishes to join with another real estate development company that has significant assets, in order to expedite its financial goals.

NOW
WHEREAS:   OLD  CHANGZHOU  and  NEW CHANGZHOU wish to incorporate their mutual assets, whereby OLD CHANGZHOU will transfer certain assets mentioned below, to NEW CHANGZHOU, and in return NEW CHANGZHOU will issue common shares to OLD CHANGZHOU and certain designated individuals of OLD CHANGZHOU.


NOW THEREFORE, in consideration of the mutual terms and conditions contained herein, the parties hereby agree as follows :

SECTION   1  -  SCOPE  OF  THE  AGREEMENT

1.00 This agreement covers within its scope all phases of the transfer of the assets by OLD CHANGZHOU to NEW CHANGZHOU, and the issuance of common shares of NEW CHANGZHOU to OLD CHANGZHOU and its designated individuals.

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SECTION   2  -  OBLIGATIONS  OF  OLD  CHANGZHOU

2.00 OLD CHANGZHOU will transfer 7.56 hectares of prime development land to NEW CHANGZHOU. Such land is estimated to be worth 21,728,960 RMB ( for an exchange rate at this date of US$1: 8.2777 RMB, the land would be worth US$2,625,000 ). Such a transfer will be effected no later than December 31, 2002.

2.01 OLD CHANGZHOU guarantees that the land being transferred, is free and clear of all financial encumbrances.

2.02 OLD CHANGZHOU guarantees that the valuation of the land being transferred, is stated at cost and not market value at the date of the above transfer.

2.03 OLD CHANGZHOU guarantees that the land being transferred is in no way contaminated, and that such land could be used for housing and other development purposes on an immediate basis after the necessary permits are issued.

2.04 OLD CHANGZHOU warrants that to the best of its knowledge, there are no hindrances to applying for development permits for the land being transferred.

2.05 When and if necessity demands, OLD CHANGZHOU will provide the necessary working capital to NEW CHANGZHOU on a short term basis to be mutually decided between the parties.

2.06 The necessary license to develop the land will be loaned free of charge to NEW CHANGZHOU until such time when NEW CHANGZHOU has its own license. During the loan period, all liabilities, legal or otherwise, would be the sold responsibility of NEW CHANGZHOU.


SECTION  3  -  OBLIGATIONS  OF  NEW  CHANGZHOU

3.00 In  exchange  for  the land being transferred by OLD CHANGZHOU mentioned in
     Section 2 above, NEW CHANGZHOU would allot and issue 2,625,000 of its common shares to OLD CHANGZHOU.

3.01 NEW CHANGZHOU to provide the necessary management to develop the assets being transferred, and propel the Company to the next level as soon as possible.

3.02 NEW  CHANGZHOU  will  manage  the  assets  wisely.

SECTION   4  -  OTHER  MATTERS

4.00 INDEPENDENCE Nothing contained herein shall be deemed or construed to create between the parties a partnership or joint venture. Neither party shall have the authority to act on behalf or bind the other party.

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4.01 Any  notice or other communication required or permitted hereunder shall be made in writing, and shall be deemed to have been given if placed in the mail, registered and certified, postage prepaid, addressed to the other party.

4.02 CHOICE OF LAW AND ARBITRATION This Agreement shall be governed in accordance with the laws of the People's Republic of China force and effect. In the event of any dispute arising between the parties concerning this Agreement or its enforceability, the same shall be settled by a single arbitrator pursuant to the provisions of the Arbitration Act of the People's Republic of China, or any similar legislation then in force.

4.03 AGREEMENT, MODIFICATION, WAIVER AND HEADINGS This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

4.04 The terms and provisions herein shall be binding on and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns.

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IN  WITNESS   WHEREOF,  the  parties  have caused this Agreement to be effective all  as  of  the  date  set  forth  above.


Signed,  Sealed  and  Delivered
by  OLD  CHANGZHOU
in  the  presence of :          CHANGZHOU  BROADWAY  GROUP  CO.
LTD
Ye  Jing  Ming                        /s/  Jiaping  Jiang
________________________     _________________________________
Witness                                   President

5th  Floor,  Tianan  Industrial  Village
New  District,  Changzhou,  Jiangsu,
China
________________________
Address
320404741202122
________________________
I.D.  Number


Signed,  Sealed  and  Delivered
by  NEW  CHANGZHOU
in  the  presence  of  :           CHANGZHOU  BROADWAY  BUSINESS  DEVELOPMENT
                                                CO.  LTD.
Ye  Jing  Ming                            /s/  Jiaping  Jiang
________________________           _________________________________
Witness                                        President

5th  Floor,  Tianan  Industrial  Village
New  District,  Changzhou,  Jiangsu,
China
________________________
Address
320404741202122
________________________
I.D.  Number

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